AMENDED
STOCK PURCHASE ESCROW AGREEMENT

         This AMENDED STOCK PURCHASE ESCROW AGREEMENT (this ?Amended Agreement?) is dated as of the 25th day of October, 2006, between Eugene Michael Kennedy, P.A., a Florida professional association, as Escrow Agent (the ?Escrow Agent?), certain stockholders of ProGuard
Acquisition Corp. (?PAC?) listed on Exhibit A (the ?Sellers?), and Worldwide Security Acquisitions, LLC (?WSA? or the ?Buyer?).
Capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Stock Purchase Agreement (as defined below).

         WHEREAS, the Sellers have granted an option of even date herewith (the ?Option?) to purchase a minimum of seventy four (74%) percent and a maximum of eighty-seven (87%) percent of the issued and outstanding capital stock of PAC owned by Sellers (the ?Shares?); and

         WHEREAS, the Buyer is willing to deposit the sum of Three Hundred Thousand ($300,000) Dollars of the aggregate option exercise purchase price for the Shares in cash in escrow pursuant to this Amended
Agreement and the Sellers are willing to deposit the Shares in escrow pursuant to this Amended Agreement; and

         WHEREAS, the deposit amount, i.e. Three Hundred Thousand
($300,000) Dollars, is and shall be entirely NON-REFUNDABLE under any circumstances whatsoever; and

         WHEREAS, the Sellers and the Buyer wish to continue to engage the Escrow Agent to act, and the Escrow Agent is willing to continue to act, as escrow agent hereunder and, in that capacity, to hold and administer the respective Escrow Funds and Escrow Shares (as defined below) deposited in escrow hereunder in accordance with, and subject to, the terms of this Agreement;

         NOW THEREFORE, for valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the parties hereto agree as follows:

Section 1.   Deposit of Escrow Funds and Escrow Shares.

         Within fifteen (15) days of the date of this Agreement (a) each of the Sellers shall deposit with the Escrow Agent, certificates evidencing the number of shares (?Escrow Shares?) of PAC?s Common Stock specified next to their name on Exhibit A hereof under the heading ?Aggregate Number of Shares? and one irrevocable stock power signed in blank, signature medallion guaranteed, from each Seller covering all certificates held by such Seller, together with applicable corporate resolutions authorizing the execution and the delivery of the stock powers (all such certificates, stock powers and resolutions are collectively referred to herein as the ?Escrow Shares?) and (b) the Buyer shall deposit with the Escrow Agent the sum of Three Hundred Thousand ($300,000.00) Dollars in cash or cash equivalent (the ?Deposit?). Collectively, the Deposit, the balance of the aggregate Option exercise price and the Escrow Shares, is referred to hereinafter as (the ?Escrow Property?). The Escrow Agent shall acknowledge receipt of the Escrow Property to all parties to this Amended Agreement and agrees to hold and to administer the Escrow Property in accordance with the terms of this Amended Agreement.

Section 2.   The Cash Escrow.

   (a) The Buyer shall deliver the Deposit to the Escrow Agent at and upon execution of the Amended Agreement. The entire Three Hundred Thousand ($300,000.00) Dollar Deposit is and shall be non-refundable under any circumstance whatsoever and shall be delivered by the Escrow Agent to the Seller for payment of Seller?s costs incurred in connection with the stock Option purchase and sale upon closing and completion of the Buyer?s exercise of the Option or upon expiration of the Term of the Option at 5:00 P.M., EST on January 29, 2007, whichever shall first occur.

   (b) On or prior to January 29, 2007 at 10:00 A.M., EST, the Buyer shall deposit with the Escrow Agent the full balance of the aggregate Option exercise price, i.e. a minimum of $1,700,000.00 and a maximum of $2,050,000.00, in cash or cash equivalent, in cleared funds.

   (c) Upon receipt by the Escrow Agent of the full, aggregate Option exercise price from the Buyer in clear funds, the Escrow Agent shall notice the parties for closing the exercise of the Option and at closing shall deliver the cash escrow to the Sellers, pro-rata to their respective sale of PAC restricted Common Stock to the Buyer, less the Seller?s expenses of the Option transaction, and deliver the Escrow Shares certificates and stock powers to the PAC transfer agent with irrevocable instructions to transfer the Escrow Shares to the Buyer.

   (d) In the event that the Buyer shall not have deposited a minimum cash amount aggregating $2,000,000.00 with the Escrow Agent on or before January 29, 2007 at 10:00 A.M., EST, the Escrow Agent shall return all of the Escrow Shares to the Seller and shall return all of the Cash Escrow, less the sum of $300,000.00, to the Buyer and the Escrow shall thereafter be terminated forthwith.

Section 3.   Releases from Escrow.

(a) Closing. At Closing, subject to the provisions of Section 2.(d), the Escrow Agent shall (i) deliver the Escrow Funds to the Seller?s Representative in the form of a check payable to each of the Sellers in the amount specified next to each Seller?s name under the heading ?Net Proceeds from Sale? in Exhibit A and (ii) deliver the Escrow Shares to Cottonwood Stock Transfer, PAC?s transfer agent (the ?Transfer Agent?), and instruct the Transfer Agent to deliver to the Buyer a certificate (or certificates as reasonably requested by Buyer in advance) representing the aggregate number of shares of restricted PAC Common Stock purchased registered in the name of Buyer (or its designee(s)).

   (b) No Closing. If the Option exercise transaction is not closed for any reason whatsoever by January 29, 2007 at 5:00 P.M. EST, the Escrow Agent shall return the Escrow Property, less the nonrefundable

Deposit amount, without interest or further instruction to the respective sources of the Escrow Property, the nonrefundable Deposit shall be delivered to the Sellers? Representative and the Escrow Agent shall thereafter terminate the Escrow forthwith.

   (c) Joint Written Instruction. Except as provided in Sections 3(b), 3(c) and 3(d), the Escrow Agent shall hold the Escrow Property in escrow until the receipt by the Escrow Agent of a notice, executed by both the Sellers? Representative and the Buyer, directing the disposition of the Escrow Property. The Escrow Agent shall not follow instructions relating to the disposition of the Escrow Property executed only by the Buyer or return the refundable portion of the Escrow Funds to the Buyer without the Sellers? Representative?s prior written consent.

   (d) Dispute. If the Escrow Agent, prior to delivering, or causing to be delivered, any of the Escrow Property in accordance herewith, receives notice of objection, dispute, or other assertion in accordance with any of the provisions of this Amended Agreement, the Escrow Agent shall continue to hold the Escrow Property until such time as the Escrow Agent shall receive (i) written instructions jointly executed by the Sellers? Representatives and the Buyer, directing distribution of the Escrow Property, (ii) written instructions from the Sellers? Representative requesting deposit of the Escrow Property with a court of competent jurisdiction in Broward County, Florida or (iii) a certified copy of a judgment, order or decree of a court of competent jurisdiction in Broward County, Florida, final beyond the right of appeal, directing the Escrow Agent to distribute said Escrow Property to any party hereto or as such judgment, order or decree shall otherwise specify (including any such order directing the Escrow Agent to deposit the Escrow Property into the court rendering such order, pending determination of any dispute between any of the parties). In addition, the Escrow Agent shall have the right to deposit the Escrow Property with a court of competent jurisdiction in Broward County, Florida without liability to any party if said dispute is not resolved within thirty (30) days of receipt of any such notice of objection, dispute or otherwise and the escrow shall thereafter terminate.

Section 4.   Duties and Obligations of the Escrow Agent.

   (a) The parties hereto agree that the duties and obligations of the Escrow Agent are only such as are herein specifically provided and no other. The Escrow Agent?s duties are as a depositary only, and the Escrow Agent shall incur no liability whatsoever, except as a direct result of the Escrow Agent?s willful misconduct or gross negligence.

   (b) The Escrow Agent may consult with counsel of its choice, and shall not be liable for any action taken, suffered or omitted by them in accordance with the advice of such counsel.

   (c) The Escrow Agent shall not be bound in any way by the terms of any other agreement to which the Sellers and the Buyer are parties, whether or not it has knowledge thereof, and the Escrow Agent shall not in any way be required to determine whether or not any other agreement has been complied with by the Sellers and the Buyer, or any other party thereto. The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed jointly by each of the Sellers and the Buyer, and agreed to in writing by the Escrow Agent.

   (d) If the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands which, in its opinion, are in conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action, other than to keep safely all property held in escrow, until it shall jointly be directed otherwise in writing by the Sellers and the Buyer or by a final judgment (non-appealable) of a court of competent jurisdiction.

   (e) The Escrow Agent shall be fully protected in relying upon any written notice, demand, certificate or document which it, in good faith, believes to be genuine. The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder, or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

   (f) The Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to defend any legal proceedings, which may be instituted against it or in respect of the Escrow Property.

   (g) If the Escrow Agent, at any time, in its sole discretion, deems it necessary or advisable to relinquish custody of any of the Escrow Property, it may do so by delivering the same to any other escrow agent mutually agreeable to the Sellers and the Agent and, if no such escrow agent shall be selected within three days of the Escrow Agent's notification to the Sellers and the Buyer of its desire to so relinquish custody of the Escrow Property, then the Escrow Agent may do so by delivering the Escrow Property to the clerk or other proper officer of any court of competent jurisdiction in Broward County, Florida. The fee of any such court officer shall be shared equally by the parties hereto (other than the relinquishing Escrow Agent). Upon such delivery, the relinquishing Escrow Agent shall be discharged from any and all responsibility or liability with respect to the Escrow Property.

   (h) This Agreement shall not create any fiduciary duty on the Escrow Agent?s part to the Sellers or the Buyer, nor disqualify the Escrow Agent from representing PAC or the Buyer in any dispute between Buyer or the Sellers. The parties understand that the Escrow Agent has acted, and will continue to act, as counsel to PAC.

   (i) The Escrow Agent represents that it is special counsel to PAC. The parties agree that the Escrow Agent?s engagement as provided for herein is not and shall not be objectionable to either the Sellers or the Buyer for any reason.

   (j) Upon the Escrow Agent?s performance of this Agreement in accordance with its terms, it shall be deemed released and discharged of any further obligations hereunder.

Section 5.   Fees.

The fees and disbursements incurred by the Escrow Agent in connection with the preparation, execution and administration of the escrow created by this Agreement, if any, shall be paid by the Buyer and if not paid by the Buyer then such fees and disbursements shall be paid by PAC.

Section 6.   Indemnification.

   (a) Escrow Agent shall not be liable to anyone for any action taken or omitted to be taken by it hereunder except in the case of an Escrow Agent?s gross negligence or willful misconduct. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damage or loss (including but not limited to lost profits) whatsoever, even if the offending Escrow Agent has been informed of the likelihood of such loss or damage and regardless of the form of action.

   (b) Each of the Sellers (jointly and severally) and the Buyer agrees to indemnify the Escrow Agent (and its partners, agents and employees) and hold it (and such partners, agents and employees) harmless from and against any loss, liability, damage, cost and expense of any nature incurred by the Escrow Agent, arising out of or in connection with this Agreement or with the administration of its duties hereunder, including but not limited to attorney's fees and other costs and expenses of defending or preparing to defend against any claim of liability unless and except to the extent such loss, liability, damage, cost and expense shall be caused directly by an Escrow Agent's gross negligence or willful misconduct. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

Section 7.   Securities Law Compliance.

Upon Closing, the Buyer shall make such representations and furnish such information as may, in the opinion of counsel for PAC, be reasonably necessary to permit the transfer of the Shares in compliance with the provisions of applicable federal or state securities laws.

The Buyer acknowledges that PAC, upon advice of counsel, may require the Transfer Agent to postpone the delivery of Shares upon Closing until completion of such registration or other qualification of such shares under any federal or state laws, or stock exchange listing, as PAC may consider appropriate. The Buyer acknowledges that PAC may require that prior to transfer of the Shares, the Buyer enters into a written agreement to comply with any restrictions on subsequent disposition that PAC, upon advice of counsel, deems necessary under any applicable federal and state securities laws. The Buyer acknowledges that PAC, stock certificates issued Closing will bear a legend reflecting such restrictions.

Section 8.   Sellers? Representative.

         Each Seller has appointed Frank Bauer (the ?Seller?s Representative?) to give and receive notices on his behalf and to be his exclusive representative with respect to any matter arising with respect to any transaction contemplated by any this agreement and to undertake the duties and responsibilities as his agent and attorney-in-fact. This power of attorney is coupled with an interest and is irrevocable. The Representative shall not be liable to anyone for any action taken or not taken by him in good faith or for any mistake of fact or law for anything that he may do or refrain from doing in connection with his obligations under this Agreement in the absence of his own gross negligence or willful misconduct. Any action taken or not taken pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Sellers shall, jointly and severally, indemnify and hold the Representative harmless from any and all liability and expenses (including, without limitation, counsel fees) which may arise out of any action taken or omitted by him as Representative in accordance with this Agreement except such liability and expense as may result from the gross negligence or willful misconduct of the Representative.

Section 9.   Notices.

         Any notice permitted or required hereunder shall be in writing, and shall be sent (i) by personal delivery, overnight delivery by a recognized courier or delivery service, or (ii) mailed by registered or certified mail, return receipt requested, postage prepaid, or (iii) by confirmed telecopy accompanied by mailing of the original on the same day by first class mail, postage prepaid, in each case to the parties at their address set forth below (or to such other address as any such party may hereafter designate by written notice to the other parties).

If to the Sellers, then to the Seller?s Representative at:

Frank R. Bauer
3040 E. Commercial Blvd.
Fort Lauderdale, Florida 33308
Fax: (954) 776-0901
Tel: (954) 491-0704

If to the Buyer:

Worldwide Security Acquisitions, LLC
498 Palm Springs Drive, Suite 320
Altamonte Springs, Florida 32701
Fax: (407) 478-3856
Tel: (407) 478-4020
Attn: ________________________

If to Escrow Agent:

Law Office of Eugene Michael Kennedy, P.A.
517 Southwest First Avenue
Fort Lauderdale, FL 33301
Fax: (954) 524-4169
Tel: (954) 524-4155
Attention: Eugene Michael Kennedy, Esq.

Section 10.   Miscellaneous.

         (a) Binding Effect; Successors. This Agreement shall be binding upon the respective parties hereto and their heirs, executors, successors and assigns. If the Escrow Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Escrow Agent.

         (b) Consent to Jurisdiction and Service. Each of the parties hereby absolutely and irrevocably consents and submits to the jurisdiction of the courts in Broward County, Florida in connection with any actions or proceedings arising out of or relating to this Escrow Agreement brought by any of the other parties. In any such action or proceeding, the parties each hereby absolutely and irrevocably (i) waives any objection to jurisdiction or venue, (ii) waives personal service of any summons, complaint, declaration or other process, and (iii) agrees that the service thereof may be made by certified or registered first-class mail directed to such party, as the case may be, at their respective addresses in accordance with Section 8 hereof. Each of the parties agrees that no action or proceeding may be brought against Escrow Agent except in the courts of the State of Florida, as applicable.

         (c)   Waiver of Jury Trial.

         THE PARTIES HEREBY WAIVE A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN THEM OR THEIR SUCCESSORS OR ASSIGNS, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF ITS
PROVISIONS OR ANY NEGOTIATIONS IN CONNECTION HEREWITH.

         (d) Force Majeure. The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters

         (e) Modifications. This Agreement may not be altered or modified without the express written consent of the parties hereto. No course of conduct shall constitute a waiver of any of the terms and conditions of this Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms of this Escrow Agreement, or of such terms and conditions on any other occasion. Notwithstanding any other provision hereof, consent to an alteration or modification of this Agreement may not be signed by means of an e-mail address.

         (f) Governing Law. THIS ESCROW AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF FLORIDA.

         (g) Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         (h) Counterparts. This Escrow Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



         Balance of Page Intentionally Left Blank

         IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the parties hereto or their duly authorized representatives, effective as of the date first above written.
ESCROW AGENT

By: /s/Eugene Michael Kennedy
    -------------------------------------------
    Eugene Michael Kennedy, Esq., President
     Law Office of Eugene Michael Kennedy, P.A.



BUYER

Worldwide Security Acquisitions, LLC,
a Delaware corporation


By: /s/Yasar Rabbani
    -------------------------------------------
    Yasar Rabbani, Managing Member



SELLER?S REPRESENTATIVE

By: /s/
    -------------------------------------------
    Frank R. Bauer

Exhibit ?A?

                                      NUMBER           PERCENTAGE OF
     STOCKHOLDER                    OF SHARES      ISSUED & OUTSTANDING
     -----------                    ---------      --------------------









         Total                         ==========       ==================

Exhibit ?B?

              Buyer                               Shares Purchased
              -----                               ----------------


Stock Purchase Escrow Agreement